FIRST AMENDMENT TO
                   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

          This First Amendment to Letter of Credit Reimbursement Agreement (the "First Amendment"), dated as of May 30, 1997, among PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION, a Colorado nonprofit corporation (the "Bond Issuer"); WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Wellsford REIT") (immediately upon consummation of the Merger described herein, Wellsford REIT's name shall be changed to Equity Residential Properties Trust); DRESDNER BANK AG, a banking corporation organized and existing under the laws of The Federal Republic of Germany, acting by and through its New York Branch (the "Bank"); and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("WRP"), relates to that certain Letter of Credit Reimbursement Agreement, dated as of December 1, 1995, by and among the Bond Issuer, Wellsford REIT and the Bank (the "Reimbursement Agreement"). Except as otherwise provided herein, capitalized terms used in this First Amendment shall have the meanings set forth in the Reimbursement Agreement, as amended by this First Amendment (the "Amended Reimbursement Agreement"), and the rules of interpretation contained in Sections 1.2 and 1.3 of the Reimbursement Agreement shall apply equally to this First Amendment.

          WHEREAS, the Bond Issuer has issued its Assessment Lien Revenue Bonds, Series 1995 (the "Bonds") pursuant to the terms of a Trust Indenture, dated as of September 1, 1995 (the "Bond Indenture"), between the Bond Issuer and United States Trust Company of New York, as Trustee (the "Bond Trustee"); and

          WHEREAS, in order to secure the payment of principal of and interest on the Bonds, the Bank has issued an irrevocable Letter of Credit (together with any extensions, renewals or replacements thereof, the "Letter of Credit"), in accordance with the terms of the Reimbursement Agreement; and

          WHEREAS, Wellsford REIT intends to spin-off WRP and merge with Equity Residential Properties Trust, a Maryland real estate investment trust ("ERP REIT"), with Wellsford REIT being the surviving entity and being renamed Equity Residential Properties Trust; and

          WHEREAS, Wellsford REIT and WRP intend to enter into that certain Assignment Agreement dated as of May 30, 1997 (the "Assignment Agreement") pursuant to which Wellsford REIT assigns all of its right, title and interest in the Reimbursement Agreement to WRP and WRP assumes all obligations of Wellsford REIT arising out of or in connection with the Reimbursement Agreement and covenants and agrees that it shall perform the obligations of Wellsford REIT thereunder; and

          WHEREAS, the Bank and the Bond Issuer have been asked to consent to the Assignment Agreement and to the Merger; and

          WHEREAS, the Bank and the Bond Issuer have been asked to consent to the replacement of Wellsford REIT with WRP as an Account Party to the Reimbursement Agreement; and

          WHEREAS, in order to induce the Bank to consent to the Assignment Agreement and to enter into this First Amendment, ERP Operating Limited Partnership, an Illinois limited partnership (the "Guarantor"), which is a majority owned subsidiary of ERP REIT and after the Merger will be a majority owned subsidiary of Wellsford REIT (with Wellsford REIT being renamed "Equity Residential Properties Trust"), intends to enter into that certain Guaranty dated as of May 30, 1997 (the "Guaranty;") on behalf of the Bank; and

          WHEREAS, the parties desire to amend the Reimbursement Agreement as hereinafter provided.

          NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          11. From and after the effectiveness of this First Amendment, the Bank hereby consents to the Spin Off, the Merger and the Assignment Agreement. From and after the effectiveness of this First Amendment, WRP is hereby constituted as successor account party to Wellsford REIT under the Reimbursement Agreement, and Wellsford REIT is released from all future liability to the Bank and the Bond Issuer under the Reimbursement Agreement, the Letter of Credit, the Bond Indenture, the Remarketing Agreement, the Promissory Notes, the Pledge Agreement and the Bonds except as set forth below. From and after the effectiveness of this First Amendment, all references in the Reimbursement Agreement to Wellsford REIT shall be deemed references to WRP (except for the references contained in Article 3, to the extent such references relate to conditions precedent satisfied prior to the effectiveness of this First Amendment.)

          12. Section 1.1 of the Reimbursement Agreement shall be amended as follows:

          a. The following definitions contained in Section 1.1 shall be deleted in their entirety: "Agent," "Base Rate Loans," "Lenders," "Loans," "Net Capital Expenditures," "Pro Forma Debt Service Charges," "REIT Status," "Unencumbered Operating Properties," and "Wellsford REIT Loan Obligations";

          b. The definition of "Balance Sheet Date" shall be amended by deleting the words "September 30, 1995" and inserting the words "May 30, 1997 (after the consummation of the Spin Off and the Merger)" in lieu thereof;

          c. The definition of "Base Rate" shall be amended by deleting the words "Bank of Boston at its head office in Boston, Massachusetts" and inserting the words "Dresdner Bank AG, New York Branch at its office in New York, New York";

          d. The definition of "Consolidated Operating Cash Flow" shall be amended and restated in its entirety as follows:

               (a) "Consolidated Operating Cash Flow" means, with respect to any period, an amount equal to the Operating Cash Flow of the Borrower and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

          e. The definition of "Debt Service" shall be amended and restated in its entirety as follows:

               (a) "Debt Service" means, for any period, the sum of actual interest expense and mandatory or scheduled principal payments due and payable during such period with respect to all Indebtedness, excluding any balloon payments due upon maturity of any Indebtedness, amortized loan fees and the capitalized interest expense and principal payments due with respect to the construction loans on the Development permitted by Section 6.3(a) hereof.

          f. The definition of "Deed of Trust" shall be amended by adding the words "including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1" after the words "dated December 1, 1995".

          g. The definition of "Development" shall be amended by adding the words "comprising approximately 182 acres planned for development in five phases" before the period at the end thereof.

          h. The definition of "Distribution" shall be amended by (i) deleting the words "beneficial interest" and adding the words "common stock or other equity interests" in lieu thereof each time such words appear therein and (ii) deleting the words "or partners as such."

          i. The definition of "Expiration Date" shall be amended by replacing the words ""the Maturity Date of the Wellsford REIT Loan Agreement" with the words "May 30, 2005."

          AR   The definition of "Federal Funds Effective Rate" shall be
     amended by (i) replacing the word "Agent" with the words "the Bank" each time such word appears therein and (ii) deleting the words "as provided for in the Wellsford REIT Loan Agreements";

          k. The definition of "Operating Cash Flow" shall be amended and restated in its entirety as follows:

               (a) "Operating Cash Flow" means, with respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income (or Deficit) of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income (or Deficit) minus (c) any extraordinary or non-recurring gains included in calculating such Net Income (or Deficit).

          l. The definition of "Participant(s)" shall be amended by deleting the parenthetical "(including without limitation the Intercreditor Agreement)";

          m. The definition of "Pledge Agreement" shall be amended by adding the words "including, without limitation, the Bond Pledge Amendment" before the period at the end thereof.

          n. The definition of "Promissory Note" shall be amended by adding the words ", including, without limitation, the Note Amendments" before the period at the end thereof.

          o. The definition of "Reimbursement Agreement" shall be amended by adding the words ", including, without limitation, the First Amendment" before the period at the end thereof.

          p. The definition of "Related Documents" shall be amended by deleting the words "the Wellsford REIT Loan Agreement, the Intercreditor Agreement and the Loan Documents" and inserting the words "the First Amendment, the Assignment Agreement, the Note Amendments, the Guaranty, the Bond Pledge Amendment, the Indenture Supplement, the Assessment Agreement Amendment, the Assessment and Lien Amendment and the Deed of Trust Amendment";

          q. The definition of "Wellsford Reimbursement Agreement" shall be amended by adding the words "and all exhibits, instruments or agreements relating thereto or contemplated thereby, including without limitation that certain Wellsford Bond Pledge and Security Agreement dated as of December 20, 1995, that certain First Amendment to Wellsford Bond Pledge and Security Agreement dated as of May 30, 1997, that certain Palomino Park Promissory Note from the Bond Issuer to Wellsford REIT dated as of December 20, 1995, and that certain Endorsement of Palomino Park Promissory Note by Wellsford REIT to WRP dated May 30, 1997, in each case including such amendments, modifications or supplements permitted pursuant to this respective terms and Section 6.1.

          r. The following definitions shall be added to Section 1.1 in the proper alphabetical order:

               (a) "Adjustment Date" means the earlier to occur of (i) May 30, 1998, (ii) the date on which an Equity Offering is completed having raised an amount of not less than $50,000,000; and (iii) the date on which the Point View Office Complex is 90% leased pursuant to bona-fide arms-length leases requiring the payment of current rent with tenants in actual occupancy.

               (b) "Assessment and Lien Amendment" means that certain First Amendment to Public Improvements Assessment and Lien, dated as of May [30], 1997, by and between the Bond Issuer and Highlands.

               (c) "Assessment Agreement Amendment" means that certain First Amendment to Assessment Agreement, dated as of May [30], 1997, by and between the Bond Issuer and Highlands.

               (d) "Assignment Agreement" means that certain Assignment and Assumption Agreement, dated as of May [30], 1997, by and between Wellsford REIT and WRP.

               (e) "Bond Pledge Amendment" means that certain First Amendment to Bond Pledge and Security Agreement, dated as of May [30], 1997, among WRP, Wellsford REIT, the Bond Issuer, the Bank and the Bond Trustee.

               (f) "Capital Improvement Reserve" means, for any period, an amount equal to thirty cents ($0.30) multiplied by the weighted average of rentable square footage of Real Estate owned by the Borrower and its Subsidiaries during such period.

               (g) "Deed of Trust Amendment" means that certain First Amendment to Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases dated as of May [30], 1997, by and among the Bond Issuer, the Bond Trustee and the Bank.

               (h)  "Drawing Date" has the meaning set forth in Section 2.1(1).

               (i) "Equity Offering" means the issuance and sale by WRP of any of its equity securities.

               (j)  "Final LC Loan Payment Date" has the meaning set forth in
          Section 2.2(1).

               (k) "First Amendment" means that certain First Amendment to Letter of Credit Reimbursement Agreement, dated as of May [30], 1997, among the Bond Issuer, Wellsford REIT, the Bank and WRP.

               (l) "First Amendment Effective Date" means that date when all of the conditions to the effectiveness of the First Amendment have been satisfied or waived by the Bank and the First Amendment has become effective. The First Amendment Effective Date is May 30, 1997.

               (m) "Guarantor" means ERP Operating Limited Partnership, an Illinois limited partnership.

               (n) "Guarantor's Loan Agreement" means that certain Amended and Restated Revolving Credit Agreement dated as of December 9, 1996 among Guarantor, the banks listed therein, Morgan Guaranty Trust Company of New York, as Lead Agent, Bank of America Illinois, as Co-Lead Agent, The First National Bank of Chicago, as Co-Lead Agent, First Bank National Association, as Co-Lead Agent, and Nationsbank of Texas, N.A., as Co-Agent.

               (o) "Guaranty" means that certain Guaranty dated as of May 30, 1997 made by the Guarantor on behalf of the Bank.

               (p)  "Interest Payment Date" means the 1st day of every month.

               (q) "Indenture Supplement" means that certain First Amendment to Trust Indenture, dated as of May 30, 1997, between the Bond Issuer and the Bond Trustee.

               (r) "Merger" means the transactions contemplated by that certain Agreement and Plan of Merger dated as of January 16, 1997, pursuant to which Wellsford REIT and Equity Residential Properties Trust will merge, with Wellsford REIT being the surviving entity and being renamed "Equity Residential Properties Trust."

               (s) "Net Cash Proceeds" means, with respect to the sale or issuance of any capital stock or other equity securities, notes, bonds, debentures, debt securities or other similar instruments, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash in connection with such transaction after deducting therefrom only (a) actual costs of such sale or issuance, including brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or earmarked for payment to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject hereof in accordance with generally accepted accounting principles consistently applied."

               (t) "Note Amendments" means that certain Amended and Restated Promissory Note dated as of May 30, 1997 made by WRP and that certain Allonge to Promissory Note dated as of May 30, 1997 made by the Bond Issuer.

               (u) "Point View Office Complex" means certain real property and improvements located in Wayne, New Jersey consisting of the following: (i) a main campus of two office buildings and (ii) two smaller office buildings located at 1700 and 1800 Valley Road.

               (v) "Proxy Statement" means that certain Equity Residential Properties Trust and Wellsford Residential Property Trust Joint Proxy Statement, Equity Residential Properties Trust Prospectus and Wellsford Real Properties, Inc. Information Statement dated April 25, 1997.

               :\E "Red Canyon" means Red Canyon at Palomino Park LLC, a Colorado limited liability company, the members of which are Wellsford Park Highlands Corp. (99%) and Al Feld (1%).

               (x) "Shareholder's Equity" means, at any date, the total consolidated shareholder's equity of WRP and its Subsidiaries, determined in conformity with generally accepted accounting principles consistently applied.

               (y) "Spin Off" means the transactions contemplated by that certain Contribution and Distribution Agreement dated as of May 30, 1997 by and between Wellsford REIT and WRP, pursuant to which, among other things, certain assets are contributed and certain obligations are assumed by WRP, including, among others, 80% of the shares of WPHC (which represents an approximately 80% interest in the Development) and WRP's common stock is distributed to Wellsford REIT's shareholders.

               (z) "Spin Off Agreements" means the Contribution and Distribution Agreement dated as of May 30, 1997 by and between Wellsford REIT and WRP, the Credit Enhancement Agreement dated as of May 30, 1997 by and between Guarantor and WRP, the Agreement Regarding Palomino Park by and between Guarantor and WRP, those certain Right of First/Last Offer Agreements contemplated by the Agreement Regarding Palomino Park, those certain Restrictive Covenant Agreements contemplated by the Agreement Regarding Palomino Park, the Tri-Party Agreement (the "Highlands Tri-Party Agreement"), dated as of December 29, 1995 by and among Nationsbank of Texas, N.A., Highlands, WPHC, Wellsford REIT, Al Feld and the Feld Company, the Assignment and Assumption of Tri-Party Agreement dated as of May 30, 1997 by and among Wellsford REIT, Guarantor, and the other Persons party to the Highlands Tri-Party Agreement, the Tri-Party Agreement (the "Red Canyon Tri-Party Agreement") dated as of May 29, 1997 by and among Nationsbank of Texas, N.A., Red Canyon, WPHC, Wellsford REIT, Al Feld and the Feld Company, the Assignment and Assumption of Tri-Party Agreement dated as of May 30, 1997, by and among Wellsford REIT, Guarantor and the other Persons party to the Red Canyon Tri-Party Agreement, the Standby Option Agreement dated as of May 30, 1997 by and between WPHC and Guarantor, the Reimbursement and Indemnification Agreement dated as of May 30, 1997 by and between WRP and Guarantor, the Pledge of Promissory Note and Collateral Assignment of Reimbursement Agreement dated as of May 30, 1997 by WRP in favor of Guarantor, the Shareholder's Agreement dated as of May 30, 1997 by and between WRP, Guarantor, and WPHC, the Affirmative Covenant Agreement dated as of May 30, 1997 by the Bond Issuer in favor of Guarantor and, in each case, all exhibits, instruments or agreements relating to each.

               (aa) "Tangible Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities to be determined in accordance with generally accepted accounting principles consistently applied, minus intangible assets (including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill and capitalized research and development cost), determined in conformity with generally accepted accounting principles consistently applied.

               (ab) "WPHC" means Wellsford Park Highlands Corp., a Colorado corporation.

               (ac) "WRP" means Wellsford Real Properties, Inc., a Maryland corporation.

               (ad) "WRP Loan Agreement" means that certain Revolving Credit Agreement dated as of May 30, 1997 among WRP and Bank Boston and Morgan Guaranty Trust Company of New York pursuant to which a revolving line of credit in the amount of up to $50 million will be made available to WRP, as described in the Proxy Statement.

          13. Section 2.1 of the Reimbursement Agreement shall be amended as follows:

          a. Subsection (2) shall be deleted in its entirety and the following subsection (2) shall be inserted in lieu thereof:

               (a) "(2) To the extent permitted by law all amounts required to be reimbursed to the Bank pursuant to the foregoing clause (1) of this Section 2.1 shall bear interest at the Base Rate for three days from the date such amounts are required to be reimbursed, and thereafter at the Default Rate until paid in full. Such amounts shall be due and payable on demand."

          b. The last sentence of Section 2.1 shall be deleted in its entirety.

          14. Section 2.2 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 2.2 shall be inserted in lieu thereof:

          (a) "Section 2.2 Reimbursement of Liquidity Drawing Amounts and LC Loans. The Account Parties agree that they shall reimburse the Bank for amounts drawn under Liquidity Drawings (the "Liquidity Drawing Amounts") in accordance with the following provision of this Section 2.2:

          (b) (1) At the written request of both Account Parties received by the Bank no later than 8:00 a.m. New York time on the Business Day next succeeding the Drawing Date (the "LC Loan Eligibility Date") stating that no Default exists and is continuing or would result from the conversion of a Liquidity Drawing into an LC Loan as set forth herein and that the representations and warranties contained in Article IV of this Reimbursement Agreement are true and correct on and as of the date of such conversion as if made on and as of such date, and requesting a conversion to an LC Loan as set forth herein, to the extent not repaid in full, including interest thereon in accordance with clause (2) of Section 2.1, Liquidity Drawings may be converted into a short-term loan under this Reimbursement Agreement (an "LC Loan"). From and after the LC Loan Eligibility Date and until the LC Loans have been repaid in full, the LC Loans shall bear interest at the Base Rate plus one and three-quarters percent (1.75%) for the period commencing on the LC Loan Eligibility Date and ended fourteen days following the Drawing Date for the Liquidity Drawing that became such LC Loan, at the Base Rate plus two and one-half percent (2.5%) for the next fourteen days thereafter, and at the Base Rate plus three and one-half percent (3.5%) for the next fourteen days thereafter (the "Final LC Loan Payment Date"). Interest on such LC Loans shall be payable in arrears on the earlier of each Interest Payment Date or the applicable Final LC Loan Payment Date. On the Final LC Loan Payment Date for any LC Loan, such LC Loan shall be immediately due and payable in full, including all accrued and unpaid interest. LC Loans may be prepaid in accordance with Section 2.4. Any Liquidity Drawing that is not converted into a LC Loan in accordance with this Section 2.2(1) shall be due and payable at the time, and bear interest at the rates set forth in Section 2.1.

          (c) (2) Notwithstanding the foregoing, all unreimbursed Liquidity Drawings and LC Loans shall be accelerated and become immediately due and payable on the first to occur of the end of the Final LC Loan Interest Period (for LC Loans only) and the Expiration Date. To the extent permitted by law, any unreimbursed Liquidity Drawings or LC Loan, and any interest accruing thereon, that are not paid when due thereafter shall bear interest at the Default Rate. While held by or for the benefit of the Bank, the Pledged Bonds shall bear interest at the Base Rate plus one and three-quarters percent (1.75%)."

          15. Section 2.4 of the Reimbursement Agreement shall be amended as follows:

          a. The first sentence thereof shall be amended by deleting the words "and the Lenders";

          b. The third sentence thereof shall be amended by deleting the parenthetical;

          c. Subsection (2) shall be amended by deleting the parenthetical which immediately follows the words "the Bank shall receive a payment."

          16.  Section 2.8 of the Reimbursement Agreement shall be amended by
(i) replacing the word "arrears" with the word "advance" each time such word appears therein, (ii) replacing the phrase "each Wellsford REIT Loan Agreement Interest Payment Date" with the phrase "January 1, April 1, July 1 and October 1 of each year until the Expiration Date" each time such phrase appears therein, and (iii) replacing the percentage "0.50%" with the percentage "0.95%" each time such percentage appears therein.


          17. Section 2.10 of the Reimbursement Agreement shall be amended by deleting the parenthetical contained in the first sentence thereof.


          18.  Section 2.15 shall be deleted in its entirety.

          19. Section 4.1 of the Reimbursement Agreement shall be amended by amending subsection (1) by deleting subsection (a) in its entirety and inserting the following subsection (a) in lieu thereof:

               (1) "(a) WRP: (i) is a Maryland corporation duly organized, incorporated, validly existing and in good standing under the laws of Maryland, (ii) has all requisite power to own its property, to conduct its business as now conducted and as presently contemplated and to enter into and satisfy its obligations under this Reimbursement Agreement and the other Related Documents to which it is a party, and (iii) is in good standing as a foreign entity and is duly authorized to do business in Denver, Colorado and in each other jurisdiction where failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of WRP.".

          20. Section 4.4 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 4.4 shall be inserted in lieu thereof:

          (a) "Section 4.4 Financial Statements. WRP and Highlands have furnished to the Bank: pro forma income projections and pro forma summary balance sheets of WRP as of the Balance Sheet Date satisfactory in form and substance to the Bank and certified by WRP's chief financial officer as fairly presenting reasonable estimates of the matters set forth therein. Such balance sheet and statements of income and stockholder's equity and all other financial statements delivered to the Bank by WRP or Wellsford REIT in connection with the Spin Off, the Merger and the First Amendment, and all other financial statements delivered to the Bank by WRP on or after the Balance Sheet Date pursuant to Section 5.4 hereof, have been prepared in accordance with generally accepted accounting principles, are complete, true and correct and fairly present the financial condition of WRP and its Subsidiaries and Highlands and its Subsidiaries, respectively, as of such dates and the results of the operations of each of them. There are no liabilities, contingent or otherwise, of WRP or Highlands or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto, or financial statements and the related notes thereto delivered to the Bank in accordance with Section 5.4 hereof."

          21. Section 4.7 of the Reimbursement Agreement shall be amended by deleting the phrase ", or of Wellsford REIT to pay and perform the Wellsford REIT Loan Obligations in the manner contemplated by the Wellsford REIT Loan Agreement and the Loan Documents" in its entirety.

          22.  Section 4.14 of the Reimbursement Agreement shall be amended by
(i) adding the words ", or assumption, as the case may be," after the words "execution and delivery" and (ii) adding the words ", limited liability operating agreements or" after the words "articles of incorporation."

          23. Section 4.15 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 4.15 shall be inserted in lieu thereof:


               (a)  "Section 4.15.  [Reserved]"

          24.  Section 4.17 of the Reimbursement Agreement shall be amended by
(i) adding the word "or" immediately after the words "Liquidity Drawing Amount" and immediately after the words "this Reimbursement Agreement," (ii) deleting the phrase "or any Loan (as that term is defined in the Wellsford REIT Loan Agreement)" and (iii) deleting the phrase "or the Wellsford REIT Loan Agreement."


          25. Section 4.23 of the Reimbursement Agreement shall be amended by deleting the words "of the Wellsford REIT Loan Obligations."

          26.  Section 4.25 of the Reimbursement Agreement shall be amended by
(i) adding the word "or" immediately before the words "any other Related Document" and (ii) deleting the words "the Wellsford REIT Loan Agreement or the Loan Documents related thereto."

          27. Section 5.4 of the Reimbursement Agreement shall be amended by deleting subsection (h) thereof and replacing it with the following:

          (a) "(i) concurrently with the delivery thereof pursuant to the WRP Loan Agreement, copies of all certificates, reports, financials and other documents delivered to the Lenders pursuant to the WRP Loan Agreement; and"

          28. Section 5.5 of the Reimbursement Agreement shall be amended by deleting subsection (4) in its entirety and replacing it with the following subsection (4):

          (a)  "(4)  [Reserved.]".

          29. Section 5.6 of the Reimbursement Agreement shall be amended by replacing the words "real estate investment trust" with the word "corporation" in the first sentence thereof.

          30. Section 5.8 of the Reimbursement Agreement shall be amended by deleting the last sentence thereof in its entirety.

          31.  Sections 5.12, 5.13 and 5.14 shall be deleted in their entirety.

          32. Section 6.1 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 6.1 shall be inserted in lieu thereof:

          (a)  "Section 6.1   Amendments.  Each Account Party shall not, and
     WRP shall not permit Highlands, Red Canyon, or any other Subsidiary of WRP to, amend, modify, or supplement, or agree to any amendment or modification of, or supplement to, any of the Related Documents or the Wellsford Reimbursement Agreement to which it is a party. Each Account Party shall not, and WRP shall not permit Highlands, Red Canyon, or any other Subsidiary of WRP, to amend, modify or supplement, or agree to any amendment or modification of, or supplement to, that certain Operating Agreement of Red Canyon, dated as of April 17, 1996, that certain Operating Agreement of Highlands, dated as of April 27, 1995 (as amended by that certain First Amendment to Operating Agreement of Highlands, dated December 29, 1995), and that certain Deposit and Contract Administration Agreement, made as of May 2, 1995, by and between the Feld Company and Wellsford Park Highlands Corp. if such amendment, modification or supplement would have an adverse effect on the Bank or on any Account Party's ability to satisfy its obligations under this Reimbursement Agreement or any Related Document or on Guarantor's ability to satisfy its obligations under the Guaranty. The Account Parties shall not amend, and shall not permit WPHC, Highlands, Red Canyon or any of their other respective Subsidiaries to amend, modify or supplement any Spin Off Agreement if such amendment, modification or supplement would have an adverse effect on the Bank or on any Account Party's ability to satisfy its obligations under this Reimbursement Agreement or any Related Document or on Guarantor's ability to satisfy its obligations under the Guaranty."

          33. Section 6.3 of the Reimbursement Agreement shall be amended as follows:

          a. Subsection (a) shall be amended by deleting the words "Indebtedness to the bank group under the Wellsford REIT Loan Agreement and the Loan Documents related thereto" and adding the words "Indebtedness under the WRP Loan Agreement and the documents related thereto, Indebtedness of Red Canyon in a principal amount not to exceed $29,500,000, on terms similar to those applicable to the construction financing for Phase I of the Development provided by Nationsbank, the proceeds of which will be used to construct Phase II of the Development," in lieu thereof;

          b. Subsection (f) shall be deleted in its entirety and the following subsection (f) shall be inserted in lieu thereof:

               (a)  "(f)  [reserved]"

          c. Subsection (g) shall be deleted in its entirety and the following subsection (g) shall be inserted in lieu thereof:

               (a)  "(g)  [reserved]"

          d. Subsection (h) shall be deleted in its entirety and the following Subsection (h) shall be inserted in lieu thereof:

               (a)  "(h) [reserved]"

          e. Subsection (i) shall be deleted in its entirety and the following subsection (i) shall be inserted in lieu thereof:

               (a)  "(i)  [reserved]"

          f. Subsection (j) shall be deleted in its entirety and the following subsection (j) shall be inserted in lieu thereof:

               (a)  "(j)  [reserved]"

          34. Section 6.4, subsection (f) shall be amended by deleting the words ",liens in favor of the Lenders under the Wellsford REIT Loan Agreement and Loan Documents."

          35. Section 6.5 shall be amended by (i) adding the word "and" after the semi-colon in Subsection (i); and (ii) deleting Subsections (j) and (k) in their entirety and inserting the following Subsection (j) in lieu thereof:

          (a) "(j) with respect to WRP and its Subsidiaries, investments consistent with the certain Section entitled "Lines of Business" in the Form S-11 Registration Statement for WRP delivered to the Bank in connection with the First Amendment."

          36. Section 6.9 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 6.9 shall be inserted in lieu thereof:

          (a) "Section 6.9 Distributions. WRP will not make any Distributions which would cause it to violate the provisions of Section 6.17."

          37. Section 6.10 of the Reimbursement Agreement shall be amended as follows:

          a. Subsection (1) shall be deleted in its entirety and the following subsection (1) shall be inserted in lieu thereof:

               (a) "(1) WRP shall not sell, transfer or otherwise dispose of any interest in WPHC unless after giving effect to such disposition, WRP shall hold at least fifty-one percent (51%) of the Voting Interests of WPHC, and WPHC shall not sell, transfer, or otherwise dispose of any interest in Highlands, Red Canyon or any other limited liability company formed to develop any phase of the Development that is or will be subject to the Assessment and Lien, unless, after giving effect to such disposition, WPHC shall hold at least fifty-one percent (51%) of the Voting Interests of Highlands, Red Canyon and such other limited liability company (as applicable), in any case, unless consented to in writing by the Bank.";

          b. Subsection (2) shall be amended by (i) adding the words ", whether direct or indirect," immediately before the words "in Highlands," and (ii) adding the words ", WPHC and/or Red Canyon" after the words "in Highlands".

          38. Section 6.11 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 6.11 shall be inserted in lieu thereof:

          (a)  "Section 6.11.  [Reserved]"

          39. Section 6.12 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 6.12 shall be inserted in lieu thereof:

          (a)  "Section 6.12.  [Reserved]"

          40.  Section 6.13 of the Reimbursement Agreement shall be amended by
(i) deleting the "(i)" immediately following the words "of any Indebtedness other than the obligations" and (ii) deleting the words "and (ii) to the Agent and the Lenders under the Wellsford REIT Loan Agreement and the other Loan Documents."

          41. Section 6.14 of the Reimbursement Agreement shall be deleted in its entirety and the following Section 6.14 shall be inserted in lieu thereof:

          (a)  "Section 6.14.  [Reserved]"

          42. Section 6.17 of the Reimbursement Agreement shall be amended as follows:

          a. Subsection (1) shall be deleted in its entirety and the following subsection (1) shall be inserted in lieu thereof:

               (a) "(1) Minimum Shareholder's Equity. (a) From May 30, 1997 through June 4, 1997, WRP will not permit its Shareholder's Equity to be less than $45,000,000; and (b) from and after June 4, 1997, WRP will not, at the end of any fiscal quarter, permit its Shareholder's Equity to be less than the sum of (x) $35,000,000 plus (y) eight percent (80%) of the Net Cash Proceeds of all Equity Offerings funding on or after May 30, 1997.

          b. Subsection (2) shall be deleted in its entirety and the following subsection (2) shall be inserted in lieu thereof:

               (a) "(2) Consolidated Operating Cash Flow Coverage. WRP will not, at the end of any fiscal quarter, (a) until the occurrence of the Adjustment Date, permit its Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters (treated as a single accounting period) (the "Test Period"), minus the Capital Improvement Reserve for the Test Period to be less than 1.3 times the Debt Service for the Test Period; and (b) after the occurrence of the Adjustment Date, permit Consolidated Operating Cash Flow for the Test Period minus the Capital Improvement Reserve for the Test Period to be less than 1.5 times the Debt Service for the Test Period. Until four consecutive fiscal quarters have been completed after July 1, 1997, the Consolidated Operating Cash Flow Coverage calculation shall be based on those consecutive fiscal quarters ending after July 1, 1997, even if there are less than four such quarters.

          43. Section 7.1 of the Reimbursement Agreement shall be amended as follows:

          a. Subsection (c) shall be amended by deleting the references to Sections 5.13 and 5.14, by replacing the words "45 days" with the words "15 Business Days," and by deleting the words "provided that such cure period shall apply only if not more than two such cure periods, or portions thereof, have occurred in the prior 12 months."

          b. Subsection (d) shall be amended by replacing the words "45 days" with the words "15 Business Days."

          c. Subsection (f) shall be amended by replacing the words "(except the Loan Documents); or the occurrence and continuation of an event of default under any of the Loan Document" with "or the occurrence and continuation of any default under, or the failure to observe or perform any term, covenant or agreement contained in any of the Spin Off Agreements if such default or failure could have an adverse effect on the Bank or on any Account Party's ability to satisfy its obligations under this Reimbursement Agreement or any Related Document or on Guarantor's ability to satisfy its obligations under the Guaranty, and the passage of the applicable cure period, if any, set forth therein."

          d. Subsection (h) shall be amended by replacing the words "(i) the amount available to the Account Parties in connection with such litigation under any insurance policies held by the Account Parties or their Subsidiaries plus (ii) in the case of Wellsford REIT and its Subsidiaries" with the words "$250,000" and by adding the words "or any judgment creditor shall levy upon assets or properties of either Account Party or any of their respective Subsidiaries" immediately before the semi-colon.

          e. Subsection (m) shall be amended by replacing the word "60" with the word "30" and by replacing the word "$1,000,000" with the word "$250,000."

          f. Subsection (t) shall be amended by deleting the "and" immediately after the semi-colon.

          g. Subsection (u) shall be deleted in its entirety and the following subsection (u) shall be inserted in lieu thereof:

               (a)  "(u) default under the Guaranty by the Guarantor; and"

          h. The following Subsection (v) shall be added immediately after subsection (u):

               (a) "(v) default by WRP in the payment of the principal of or interest on any obligation or Indebtedness under the WRP Loan Agreement; or the occurrence and continuation of a default under, or the failure to observe or perform any material term, covenant or agreement contained in, the WRP Loan Agreement, and the passage of the applicable cure period, if any, set forth therein."

          44.  Section 8.1 of the Reimbursement Agreement shall be amended by
     (i) deleting the words ", any Lender" in the first sentence thereof and
     (ii) adding the words "the Guarantor," after the words "the Remarketing Agent," in clause (d) thereof.

          45.  Section 9.3 shall be deleted in its entirety and the following
Section 9.3 shall be inserted in lieu thereof:

          (a) "Section 9.3 Extension. On or after June 20, 1999 (and annually thereafter through June 20, 2004), WRP may request that the then-existing Expiration Date of the Letter of Credit be extended for a period of one-year, provided however that in no event shall the date stated in paragraph 1(a) of the Letter of Credit be extended beyond May 30, 2005. Such request shall be made in writing at least 120 days prior to then-existing Expiration Date. Within sixty (60) days of receipt of a request for extension, the Bank shall, at its sole option, either notify WRP, the Bond Issuer and the Bond Trustee that it will consent to such extension or notify WRP, the Bond Issuer and the Bond Trustee that the Letter of Credit will not be so extended. Failure of the Bank to respond to any requested extension shall constitute the Bank's denial of such request. If the Bank consents to an extension request, such extension will become effective only upon payment by the Account Parties of an extension fee in the amount of $16,667. Failure to pay the extension fee within thirty (30) days after the Bank has provided its consent to an extension shall nullify such consent and the Expiration Date of the Letter of Credit will not be so extended."

          RDO  Section 10.7 shall be deleted in its entirety and the following
Section 10.7 shall be inserted in lieu thereof:

     (a) "Section 10.7 Consent to Jurisdiction and Venue, Etc. Each of the Bond Issuer and WRP irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Reimbursement Agreement or any of the other Related Documents may be brought in a court of record in the State of New York or in the Courts of the United States located in such state, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceedings in any of such courts and any claim that any such suit, action or proceeding has been bought in an inconvenient forum. Each of the Bond Issuer and WRP agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 10.7 shall be by certified mail, return receipt requested.

          (b) Nothing in this Section 10.7 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect that right of the Bank to bring any suit, action or proceeding against either the Bond Issuer or WRP or their respective property or any property encumbered by the Assignment and Lien in the courts of any other jurisdiction."

          47.  Section 10.13 shall be deleted in its entirety and the following
Section 10.13 shall be inserted in lieu thereof:

          (a) "Section 10.13 WAIVER OF JURY TRIAL. WRP AND THE BOND ISSUER EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY FOR ANY TRIAL RESULTING EITHER DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT OR ANY OF THE OTHER RELATED DOCUMENTS. WRP AND THE BOND ISSUER EACH FURTHER AGREES THAT, IN THE EVENT OF LITIGATION, IT WILL NOT PERSONALLY OR THROUGH ITS AGENTS OR ATTORNEYS SEEK TO REPUDIATE THE VALIDITY OF THIS SECTION 10.13, AND IT ACKNOWLEDGES THAT IT FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT TO WAIVE TRIAL BY JURY IN ORDER TO INDUCE THE BANK TO ISSUE THE LETTER OF CREDIT, AND TO ENTER INTO THE FIRST AMENDMENT."
          48.  The following Section 10.15 is hereby added to the Reimbursement
Agreement:

          (a) "Section 10.15. Subrogation and Subordination. Notwithstanding anything to the contrary set forth in this Reimbursement Agreement, the Related Documents, the Wellsford Reimbursement Agreement or the Spin Off
     Agreements:

          (b) (1) Subrogation. Except as set forth in Subsection 10.15(2) below with respect to the Wellsford Reimbursement Agreement, until all obligations to the Bank under this Reimbursement Agreement and the Related Documents shall have been paid in full and the Letter of Credit shall have expired or been canceled, each Account Party shall withhold exercise of
     (a) any claim, right or remedy, direct or indirect, that such Account Party now has or may hereafter have against the other Account Party or any of its assets in connection with this Reimbursement Agreement or the Related Documents or the performance by any Account Party of its obligations thereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that any Account Party now has or may hereafter have against the other Account Party, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Bank now or may hereafter have against any Account Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Bond Trustee or the Bank, and (b) any right of contribution any Account Party may have against any other Person regarding any of the obligations under this Reimbursement Agreement and the Related Documents. Each Account Party agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of contribution such Account Party may have against the other Account Party or any such other Person shall be junior to and subordinate to any rights the Bank or the Bond Trustee may have in any such collateral or security, and to any right the Bank may have against such other Account Party or such other Person. The Bank may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Account Party may have, and upon any such disposition or sale any rights of subrogation any Account Party may have shall terminate. If any amounts shall be paid to any Account Party on account of such subrogation, reimbursement or indemnification rights at any time when all obligations to the Bank then due and owing under this Reimbursement Agreement and the Related Documents shall not have been paid in full, such amount shall be held in trust for the Bank and shall forthwith be paid over to the Bank to be credited and applied against the obligations to the Bank under this Reimbursement Agreement and the Related Documents whether matured or unmatured, in accordance with the terms hereof and thereof.

          (c) (2) Subordination. Any Indebtedness of an Account Party now or hereafter held by any other Account Party, including without limitation all obligations under the Wellsford Reimbursement Agreement, is hereby subordinated in right of payment to the prior payment in full of all obligations of such Person to the Bank now or hereafter existing under this Reimbursement Agreement and the other Related Documents (all such obligations by any Account Party to the other Account Party being the "Subordinated Obligations"). Each Account Party agrees not to ask, demand, sue for, take or receive from the other Account Party, directly or indirectly, in cash or other property or by set-off or in any other manner (including without limitation from or by way of collateral), payment of all or any of the Subordinated Obligations of such other Account Party unless and until all obligations then due and owing under this Reimbursement Agreement and the other Related Documents shall have been paid and satisfied in full. Any payment on any Subordinated Obligation collected or received by any Account Party after an Event of Default has occurred and is continuing shall be held in trust for the Bank and shall forthwith be paid over to the Bank to be credited and applied against the obligations to the Bank under this Reimbursement Agreement and the Related Documents, but without affecting, impairing or limiting in any manner the liability of any Account Party under any other provision of this Reimbursement Agreement and the other Related Documents."

          49. Exhibit D to the Reimbursement Agreement is replaced with Attachment A (Compliance Certificate of WRP) attached hereto.

          50. In connection with this First Amendment and the transactions contemplated hereby, Account Parties agree to pay the Bank, pursuant to Section
2.5 of the Reimbursement Agreement, the sum of $50,000 as an amendment fee, plus the Bank's actual costs and expenses (including, without limitation, attorneys fees) associated with this First Amendment and the Related Documents. All such amounts shall be payable on the Effective Date.

          51. This First Amendment shall be effective upon the date (the "Effective Date") that each of the following conditions is, except as specifically provided below, (x) satisfied or (y) waived by the Bank:

          a. The Account Parties shall deliver or cause to be delivered to the Bank a fully executed copy of this First Amendment, the Assignment Agreement, the Guaranty, the Note Amendments, and the Bond Pledge Amendment;

          b. The Account Parties shall deliver or cause to be delivered to the Bank a fully executed copy of the Indenture Supplement, the Assessment Agreement Amendment, the Assessment and Lien Amendment, the Deed of Trust Amendment and all documents amending, modifying or supplementing the Wellsford Reimbursement Agreement entered into prior to, concurrently with, or immediately after the Spin Off and the Merger;

          c. The Account Parties shall deliver or cause to be delivered to the Bank the following for each of WRP, the Guarantor and the Bond Issuer, unless otherwise noted, dated the Effective Date:

               (1) Certified copies of the Articles of Incorporation or Limited Partnership Agreement, as the case may be, of each of WRP, the Guarantor and the Bond Issuer, together with a good standing certificate from the Secretary of State (or comparable official) of their respective jurisdictions of incorporation or organization, each dated a recent date prior to the Effective Date;

               (2) Good standing certificates regarding each of WRP, the Guarantor and the Bond Issuer from the Secretary of State of Colorado;

               (3) Copies of the Bylaws, if applicable, for each of WRP, the Guarantor and the Bond Issuer certified as of the Effective Date by their respective corporate secretary or an assistance secretary;

               (4) Resolutions of the Boards of Directors of each of WRP, the Guarantor and the Bond Issuer or a written consent of its general partner or partners, as applicable, approving and authorizing the execution, delivery and performance of this First Amendment and the other Related Documents to be entered into concurrently with the First Amendment to which it is a party and the other matters contemplated hereby and copies of all other documents evidencing any other necessary organizational action, certified as of the Effective Date by their respective secretary or assistant secretary as being in full force and effect without modification or amendment;

               (5) Signature and incumbency certificates of the officers of each of WRP, the Guarantor and the Bond Issuer executing this First Amendment and the other Related Documents to be entered into concurrently with the First Amendment to which it is a party;

          d. The Account Parties shall deliver or cause to be delivered to the Bank originally executed copies of favorable opinions of (i) Ballard, Spahr, Andrews & Ingersoll, Bond Counsel, (ii) Brownstein Hyatt Farber & Strickland, Colorado counsel to the Bond Issuer, (iii) Robinson Silverman Pearce Aronsohn & Berman LLP, New York counsel to the Bond Issuer, (iv) Ballard Spahr Andrews & Ingersoll, Maryland counsel to WRP, (v) Robinson Silverman Pearce Aronsohn & Berman, New York counsel to WRP, (vi) Rudnick & Wolfe, counsel to the Guarantor, (vii) Robinson Silverman Pearce Aronsohn & Berman, New York special counsel to the Guarantor, (viii) Ballard Spahr Andrews & Ingersoll, Maryland counsel to Wellsford REIT, and
     (ix) Robinson Silverman Pearce Aronsohn & Berman, LLP, New York counsel to Wellsford REIT, each in form and substance satisfactory to the Bank and its counsel, dated as of the Effective Date;

          e. The Account Parties shall deliver or cause to be delivered to the Bank certified copies of all approvals or authorizations by, or consents of, or notices to or registrations with, any governmental body or agency required for the Bond Issuer, WRP or the Guarantor, as the case may be, to enter into this First Amendment and the other Related Documents to be entered into concurrently with the First Amendment to which each of them is a party or to have WRP assume Wellsford REIT's position with respect to the Development or the Bonds, and copies of all such approvals, authorizations, consents, notices or registrations required to be obtained or made prior to the Effective Date in connection with the transactions contemplated by the Related Documents;

          f. WRP shall deliver or cause to be delivered (i) a completed, executed Compliance Certificate in the form of Attachment A hereto dated as of the Effective Date demonstrating compliance with each of the covenants calculated therein after consummation of the Merger and (ii) a completed, executed Compliance Certificate for the Guarantor in the form of Attachment B hereto dated as of the Effective Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end of the Guarantor and after the consummation of the Spin Off and the Merger;

          g. WRP shall deliver or cause to be delivered (i) a Solvency Certificate of WRP in the form of Attachment C hereto dated as of the Effective Date demonstrating WRP's solvency after the consummation of the Spin Off, the Merger and the related transactions described in the Proxy Statement, including without limitation, the transactions contemplated by this First Amendment and the Related Documents, and (ii) a Solvency Certificate of the Guarantor in the form of Exhibit D hereto dated as of the Effective Date demonstrating the Guarantor's solvency after the consummation of the Spin Off, the Merger and the related transactions described in the Proxy Statement, including without limitation, the transactions contemplated by this First Amendment, the Guaranty and the Related Documents,

          h. Each Account Party and the Guarantor shall deliver a certificate executed by one of its officers and dated as of the Effective Date stating that: (i) its representations and warranties, contained in Article 4 of the Reimbursement Agreement, as amended by this First Amendment, and the Related Documents or Article III of the Guaranty, as applicable, are true and correct on and as of the Effective Date as though made on and as of such date; (ii) it is in compliance with all of the covenants set forth in Articles 5 and 6 of the Reimbursement Agreement as amended by this First Amendment or Article IV and V of the Guaranty, as applicable, (iii) no petition by or against it has at any time been filed under the United States Bankruptcy Code or under any similar act; (iv) no Event of Default or Default has occurred and is continuing, or would result from the execution, delivery or performance of this First Amendment, the Guaranty, or the Related Documents; and (v) such other matters as the Bank or its counsel may request;

               i. WRP shall pay or caused to be paid all of the amounts (including attorney's fees and expenses) payable at the Effective Date pursuant to Section 2.5 of the Reimbursement Agreement and paragraph 40 hereof;

          j. WRP shall deliver or cause to be delivered for each of WRP and the Guarantor its most recent annual audited financial statements and its unaudited financial statements as of March 31, 1997. All of such statements shall be accompanied with a certificate from an officer of WRP or the Guarantor, as applicable, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of WRP or the Guarantor, as applicable, has occurred since the date of the most recent financial statements;

          k. The Account Parties shall deliver or cause to be delivered to the Bank evidence that any amendments to the Related Documents necessary or desirable to perfect the security interests granted in the Reimbursement Agreement, as amended, and the Related Agreements have been executed and delivered and, if necessary, recorded or filed in the appropriate county recorder's office; that any other appropriate financing statements, including any amendments to the UCC-1 financing statement previously filed, have been filed in the appropriate filing office(s); and that commitments for endorsements to the Loan Policies regarding the Deed of Trust and the Assessment and Lien have been issued by a title company acceptable to the Bank in form and substance acceptable to the Bank;

          l. Wellsford REIT shall deliver or cause to be delivered to the Bank fully executed or conformed copies of any agreements or documents relating to the Spin Off or the Merger, including without limitation the Spin Off Agreements, that the Bank or its counsel may request, accompanied by certificates of officers of the parties to such agreements or documents, in form and substance satisfactory to the Bank and dated as of the Effective Date, certifying that the Spin Off has been consummated prior to the effectiveness of this First Amendment in accordance with the Spin Off Documents and the Merger will be consummated on the Effective Date immediately following the effectiveness of the First Amendment in accordance with the Agreement and Plan of Merger dated as of January 16, 1997 and the documents contemplated thereby.

          m. The Account Parties shall deliver such other documents, instruments, approvals and, if requested by the Bank, certified duplicates of executed copies thereof, and opinions as the Bank may reasonably request;

          n. The Bank shall give notice, as provided in Paragraph 1(a) of the Letter of Credit, extending the Letter of Credit to June 20, 2000, and the Bank shall give notice in accordance with Section 2.10 of the Reimbursement Agreement providing new wire transfer instructions for payment to the Bank.

          52. Nothing in this Agreement shall be construed to modify the obligations of the Bank to the Bond Trustee arising under or in connection with the Letter of Credit.

          53. On and after the Effective Date, each reference in the Reimbursement Agreement and the Related Documents to the Reimbursement Agreement or any schedule or exhibit thereto shall mean the Amended Reimbursement Agreement or such schedule or exhibit thereto as amended by this First Amendment. Except as specifically amended or modified hereby, the Reimbursement Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank nor constitute a waiver of any provision of the Amended Reimbursement Agreement.

          54. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

          55. This First Amendment may be executed in any number of counterparts, any set of which signed by the parties hereto shall be deemed to be and shall constitute a completed executed original for all purposes. The parties agree that this First Amendment, agreements ancillary to this First Amendment, and Related Documents to be entered into in connection with this First Amendment will be considered executed and delivered by a party upon delivery of such party's signature to the other parties by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.


                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Letter of Credit Reimbursement Agreement as of the day and year first above written.

PALOMINO PARK PUBLIC IMPROVEMENTS
CORPORATION


By:    /s/ Edward Lowenthal
       --------------------------
Title:
       --------------------------


WELLSFORD RESIDENTIAL PROPERTY
TRUST


By:    /s/ Edward Lowenthal
       --------------------------
Title:
       --------------------------


WELLSFORD REAL PROPERTIES, INC.


By:    /s/ Edward Lowenthal
       --------------------------
Title:
       --------------------------


DRESDNER BANK AG, NEW YORK BRANCH


By:    /s/ Johannes Boeckman
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Title: Vice President
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By:    /s/ Michael A. Seton
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Title: Assistant Vice President
       --------------------------


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                              List of Attachment

Attachment A - Form of Compliance Certificate for WRP.
Attachment B - Form of Compliance Certificate for the Guarantor.
Attachment C - Form of Solvency Certificate for WRP.
Attachment D - Form of Solvency Certificate for the Guarantor.